Exhibit 3.1

Tritium DCFC Limited ACN 650 026 314

Constitution

3441-1023-5924v9

© Corrs Chambers Westgarth

Contents

1	Interpretation	1

	1.1 Definitions	1
	1.2 Construction	1
	1.3 Application of the Corporations Act and Listing Rules	3
	1.4 Effect of the Listing Rules	3

2	Securities	3

	2.1 Allotment and issue of Securities	3
	2.2 Class rights	3
	2.3 Preference shares	4
	2.4 Commission and brokerage	4
	2.5 Fractional entitlement	4
	2.6 Certificates	5
	2.7 Joint holders of Securities	5
	2.8 Interests recognised	6

3	Calls, forfeiture and liens	6

	3.1 Power to make calls	6
	3.2 Deemed call	6
	3.3 Notice of call	7
	3.4 Revocation, postponement or extension of calls	7
	3.5 Interest on unpaid calls	7
	3.6 Recovery of called amounts	8
	3.7 Payment of calls in advance	8
	3.8 Notice regarding forfeiture	8
	3.9 Forfeiture	9
	3.10 Cancellation of forfeited Securities	10
	3.11 Lien on Securities	10
	3.12 Enforcement of lien	11
	3.13 Continuing liability	12
	3.14 Member’s indemnity for payment required by law	12

4	Transfer and transmission of Securities	13

	4.1 Participation in computerised or electronic systems	13
	4.2 Form of transfers	13
	4.3 Registration procedure	13
	4.4 Directors’ power to decline to register transfer	14
	4.5 Instruments of transfer retained	14
	4.6 Transmission of Securities on death	14
	4.7 Transmission of Securities on bankruptcy	15
	4.8 Transmission of Securities on mental incapacity	15

5	General meetings	16

	5.1 Annual general meetings	16
	5.2 Calling a general meeting	16
	5.3 Notice of general meeting	16

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	5.4 General meetings at two or more places	17
	5.5 Postponement or cancellation of general meetings	17
	5.6 Notice of change, postponement or cancellation	17
	5.7 Omission to give notice relating to general meeting	17

6	Proceedings at general meetings	18

	6.1 Quorum	18
	6.2 Lack of quorum	18
	6.3 Chairing general meetings	18
	6.4 Admission to and conduct of general meetings	19
	6.5 Adjournment	20
	6.6 Postponement	20

7	Proxies, attorneys and Representatives	21

	7.1 Appointment of proxy	21
	7.2 Member’s attorney	21
	7.3 Proxy instruments and powers of attorney	21
	7.4 Proxy and attorney instruments to be received by Company	22
	7.5 Power to demand poll	23
	7.6 Revocation of proxy or attorneys	23
	7.7 Validity of votes of proxy or attorney	23
	7.8 Appointment of Representative	24
	7.9 Authority to act as Representative	24
	7.10 Instrument to be received by the Company	24
	7.11 Revocation of appointment of Representative	24
	7.12 Validity of votes of Representative	24
	7.13 No liability	25

8	Voting at general meetings	25

	8.1 Decisions of a general meeting	25
	8.2 Casting vote	25
	8.3 Membership at a specified time	25
	8.4 Voting rights	25
	8.5 Direct voting	27
	8.6 Proxy vote to be identified	28
	8.7 Objection to right to vote	28
	8.8 Voting on resolution	28
	8.9 Chair may determine to take a poll	28
	8.10 Right to demand poll	28
	8.11 Procedure for demanding poll	28
	8.12 Minutes	29

9	Directors	29

	9.1 Number of directors	29
	9.2 Appointment of directors	29
	9.3 Confirmation of appointment	30
	9.4 Eligibility	30
	9.5 Removal of director	30

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	9.6 Cessation of directorship	30
	9.7 Election and retirement of directors	31
	9.8 Resignation of directors	32
	9.9 Remuneration of directors	32
	9.10 Reimbursement of expenses	32
	9.11 Extra services	32
	9.12 Pensions and similar benefits	33
	9.13 Director’s interests	33
	9.14 Powers and duties of directors	34
	9.15 Negotiable instruments	34
	9.16 Alternate directors	34

10	Board meetings	35

	10.1 Convening meetings	35
	10.2 Notice of meetings	36
	10.3 Omission to give notice	36
	10.4 Use of technology	36
	10.5 Quorum at meetings	36
	10.6 Chair of meetings	37
	10.7 Passing resolutions at meetings	37
	10.8 Casting vote	37
	10.9 Conduct of meetings	38
	10.10 Written resolutions	38
	10.11 Minutes of meetings	38
	10.12 Committee meetings	39

11	Executive officers	39

	11.1 Secretary	39
	11.2 Provisions applicable to all executive officers	39

12	Execution of documents	40

13	Inspection and access to records	40

14	Distributions	40

	14.1 Dividends	40
	14.2 Unpaid calls and other amounts	41
	14.3 Manner and method of payment	41
	14.4 Transfer of assets	43
	14.5 Record Date	43
	14.6 Entitlement to dividends	43
	14.7 Unclaimed dividends	43
	14.8 Capitalisation of profits	43
	14.9 Additional powers	44
	14.10 Reserves	45
	14.11 Dividend reinvestment plan	45

15	Notices	46

	15.1 General	46

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	15.2 Notices to holders of Securities	46
	15.3 Notices to directors	46
	15.4 Notices by directors to the Company	47
	15.5 Notices by post	47
	15.6 Notices by fax, email or other electronic means	47
	15.7 After hours service	47
	15.8 Electronic signatures	48

16	Indemnity and insurance	48

	16.1 Indemnity	48
	16.2 Documenting indemnity	48
	16.3 Insurance	48

17	Winding up	49

	17.1 Distribution of surplus on winding up	49
	17.2 Dividing property	49

18	General	49

	18.1 Currency	49
	18.2 Submission to jurisdiction	50
	18.3 Prohibition and enforceability	50

Schedule – Terms of Preference Shares		51

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1	Interpretation

1.1	Definitions

In this Constitution:

Board means the board of directors of the Company from time to time.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Queensland, Australia.

Company means Tritium DCFC Limited ACN 650 026 314, as that name may be changed from time to time.

Constitution means the constitution for the time being of the Company as constituted by this document and any resolutions of the Company modifying this document, and reference to a rule is a reference to a rule of this Constitution.

Corporations Act means the Corporations Act 2001 (Cth).

Default Rate means the interest rate per annum that is the sum of 2% and the rate advised by Commonwealth Bank of Australia Limited (or such other bank as is nominated by the Company) as an equivalent rate charged by that bank for overdrafts in excess of $100,000.

Exchange means any stock exchange nationally recognized in the United States of America or Australia (including Nasdaq Capital Market) on which Securities are listed.

Listing Rules means the rules and regulations of any Exchange.

Register means:

(a)	in respect of shares, the register of members maintained pursuant to the Corporations Act; or

(b)	in respect of other Securities, the records of holders kept by the Company.

Representative means a person appointed to represent a corporate member or corporate representative at a meeting of the Company in accordance with the Corporations Act.

Security includes any share, any unit of a share, any rights to shares, any option to subscribe for any share, any instalment receipt and other security with rights of conversion to equity in the share capital of the Company and any debenture issued by the Company.

1.2	Construction

In this Constitution:

(a)	a reference to a partly paid share is a reference to a share on which there is an amount unpaid;

(b)	a reference to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

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(c)	a reference to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date;

(d)	a reference to a director in relation to rules applying to meetings of the directors, includes alternate directors;

(e)	unless the contrary intention appears:

(i)	a singular word includes the plural, and vice versa;

(ii)	words importing any gender include all other genders;

(iii)

words used to refer to persons generally or to refer to a natural person include a body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(iv)	a reference to a person includes that person’s successors and legal personal representatives;

(v)

‘writing’ and ‘written’ includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise;

(vi)

a reference to legislation is to be construed as a reference to that legislation, any subordinate legislation under it, and that legislation and subordinate legislation as amended, re-enacted or replaced for the time being; and

(vii)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase are given corresponding meanings;

(f)	a reference to a power is also a reference to authority or discretion;

(g)	a power, an authority or a discretion given to a director, the directors, the Company in general meeting or member may be exercised at any time and from time to time;

(h)	a power or authority to do something includes a power or authority, exercisable in the like circumstances to revoke or undo it;

(i)	the word ‘agreement’ includes an undertaking or other binding arrangement or understanding, whether or not in writing;

(j)	the words ‘including’, ‘include’ and ‘includes’ are to be construed without limitation;

(k)	a reference to dollars ($) is to Australian currency unless denominated otherwise; and

(l)	headings are used for convenience only and are not intended to affect the interpretation of this Constitution.

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1.3	Application of the Corporations Act and Listing Rules

(a)	The rules that apply as replaceable rules to companies under the Corporations Act do not apply to the Company except so far as they are repeated in this Constitution.

(b)	Unless the contrary intention appears:

(i)	an expression in a rule that deals with a matter dealt with by a provision of the Corporations Act or Listing Rules has the same meaning as in that provision; and

(ii)	subject to rule 1.3(b)(i), an expression that is used in the Corporations Act or Listing Rules has the same meaning in this Constitution as in the Corporations Act or Listing Rules (as applicable).

1.4	Effect of the Listing Rules

While the Company is listed on any Exchange, the following provisions apply:

(a)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision;

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2	Securities

2.1	Allotment and issue of Securities

Subject to the Corporations Act and this Constitution, the directors may allot and issue Securities in the Company to any person on such terms and with such rights as the directors determine.

2.2	Class rights

(a)

Subject to the Corporations Act and this Constitution, the directors may issue any Security with any preferred, deferred or other special rights or restrictions as to dividends, voting, return of capital, payment of calls or otherwise as the directors determine.

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(b)

Subject to this rule 2.2 and the Corporations Act, the Company may by resolution convert or reclassify any Securities. Any amount unpaid on the Securities being converted must be divided equally among the replacement Securities.

(c)	Subject to the Corporations Act and the terms of issue of any class of Securities, any right attaching to Securities in that class may be cancelled, abrogated or varied:

(i)	by a special resolution passed at a separate meeting of the holders of the issued Securities of that class; or

(ii)	with the consent in writing of the holders of 75% of the issued Securities of that class.

(d)

Any right attaching to Securities of any class issued with preferred or other rights will not be abrogated or varied by the creation or issue of further Securities ranking equally with those Securities.

(e)

The provisions of the Corporations Act and this Constitution relating to special resolutions and meetings of the Company apply to a special resolution or meeting referred to in rule 2.2(c) with any necessary modifications.

2.3	Preference shares

(a)	The Company may issue any shares as preference shares including:

(i)	preference shares which are liable to be redeemed in a manner permitted by the Corporations Act; and

(ii)	preference shares in accordance with the terms of the Schedule.

(b)	The issue of any Security which ranks in priority to preference shares in any respect will be treated as a variation or abrogation of the rights of the preference shares.

2.4	Commission and brokerage

(a)

The Company may make payments by way of brokerage or commission to a person in consideration for the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for Securities or procuring or agreeing to procure subscriptions, whether absolute or conditional, for Securities.

(b)	The brokerage or commission may be satisfied by payment in cash or by issue of any Securities.

2.5	Fractional entitlement

On any issue of Securities (including on a dividend or bonus issue), if a holder is entitled to a fraction of a Security, the directors may deal with that fractional entitlement, on behalf of that holder, in any manner determined by the directors to be appropriate, including by:

(a)	making cash payments;

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(b)	determining that fractions may be disregarded;

(c)	appointing a trustee to deal with any fractional entitlements on behalf of members; and

(d)

rounding up any fractional entitlement to the nearest whole Security by capitalising any amount available for capitalisation under rule 14.8 (even if only some members participate in such capitalisation).

2.6	Certificates

(a)

If the Company participates in a computerised or electronic share transfer system conducted in accordance with the Listing Rules, the Company is not required to issue a certificate for the Securities held by a holder and may cancel a certificate without issuing another certificate where permitted to do so by the Listing Rules.

(b)	If Securities are not subject to a computerised or electronic share transfer system, a certificate for the Securities must be issued if required by the provisions of the Corporations Act.

2.7	Joint holders of Securities

Where two or more persons are registered as the joint holders of any Security:

(a)	subject to the Corporations Act, the Company will not register more than three people as joint holder of any Security;

(b)	they hold that Security as joint tenants with rights of survivorship;

(c)	any certificate or holding statement issued in respect of the Security must set out the name of all joint holders;

(d)

if the Company is required by the Corporations Act to issue a certificate or holding statement in respect of a Security, the Company must issue one certificate and delivery of a certificate for the Security to any one of the joint holders of the Share is delivery to all the joint holders;

(e)	each of them is jointly and severally liable to pay each call or instalment of each call and interest and any other amount payable in respect of that Security;

(f)	on transfer of that Security, the instrument of transfer must be signed by all joint holders; and

(g)

if the directors receive a request to convene a general meeting in accordance with the Corporations Act from any joint holder or any joint holders of that Security, the request must detail any proposed resolution, the name or names of the joint holder or holders requesting the meeting and be signed by all of the joint holders making the request. For this purpose, signatures of joint holders may be contained in more than one document.

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2.8	Interests recognised

(a)	Subject to this Constitution and the rights of joint holders of Securities, the Company is entitled to treat the registered holder of any Security as the sole legal owner of that Security.

(b)	Subject to the Corporations Act and this Constitution, the Company is not required to recognise:

(i)	a person as holding a share on trust; or

(ii)	any equitable, contingent, future or other claim to or interest in any Security,

even if the Company has notice of such trust, claim or interest.

3	Calls, forfeiture and liens

3.1	Power to make calls

(a)

Subject to the Corporations Act, this Constitution and the terms on which the Securities are on issue, the directors may make a call on any holder in respect of any amount unpaid on any Security held by that holder which is not by the terms of issue of that Security made payable at fixed times.

(b)	The Board may, to the extent permitted by the Corporations Act, waive or compromise all or part of any payment due under the terms of any issue of a Security or under any call.

(c)	The terms on which Securities are on issue may differ between holders as to:

(i)	the amount to be paid on any call or instalment; and

(ii)	the date (or dates) on which payment is to be made.

(d)	Subject to the terms on which the Securities are on issue, a call is made on the date the directors resolve to make a call.

(e)	Subject to the terms on which the Securities are on issue, a call may be payable in one payment or in instalments.

3.2	Deemed call

Any amount unpaid on a Security that, by the terms of issue of that Security becomes payable on issue or at a fixed date:

(a)	is treated for the purposes of this Constitution as if that amount were payable under a call duly made and notified; and

(b)	must be paid on the date on which it is payable under the terms of issue of the Security.

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3.3	Notice of call

(a)

Subject to the terms on which the Securities are on issue, at least 20 Business Days’ notice (or such longer period required by the terms of issue of the Securities) must be given to the holder of the date on which the amount of the call or the instalment of the amount of the call must be paid.

(b)	Subject to the terms on which the Securities are on issue, the notice must state:

(i)	the amount of the call or, as the case may be, the amount of each instalment;

(ii)	the date (or dates) for payment;

(iii)	the time (or times) for payment;

(iv)	the place (or places) for payment;

(v)	the manner of payment;

(vi)	that interest may be payable if payment is not made on or before the date (or dates) for payment; and

(vii)	that a lien will arise if the amount of the call or the instalment is not paid in accordance with the notice.

(c)	A call is not invalid by reason of any unintentional error or omission in giving notice or by non-receipt of notice.

3.4	Revocation, postponement or extension of calls

Subject to the terms on which the Securities are on issue, the directors may, by notice, revoke, postpone or extend the time for payment of the call.

3.5	Interest on unpaid calls

(a)	A member must pay to the Company any called amount in the manner, by the time and at the place specified in the notice of the call.

(b)	If an amount called is not paid on or before any date specified in the notice for payment, the holder must pay to the Company:

(i)	interest on the amount unpaid from the date specified in the notice of the call for payment until and including the date of actual payment; and

(ii)	all costs and expenses that the Company incurs due to the failure to pay or late payment.

(c)

For the purposes of rule 3.5(b)(i), the interest rate may be determined by the directors, or, if the directors do not determine a rate or no rate is set out in the relevant notice of the call, the interest rate is the Default Rate. Interest will accrue and compound daily.

(d)	The Board may waive the right to require the payment of interest.

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3.6	Recovery of called amounts

(a)	In any proceeding to recover a call, or an amount payable due to the failure to pay a call or late payment of a call, proof that:

(i)	the name of the person against whom proceedings are issued is entered in the Register as the holder of the Securities the subject of the unpaid call;

(ii)	the resolution making the call is duly recorded in the minute book of the Company; and

(iii)	notice of the call was given to the holder of the Securities the subject of the unpaid call,

will be conclusive evidence of the obligation of the holder to pay the call and it is not necessary to prove the appointment of the directors who made the call or any other matter.

(b)	Any proceeding brought by the Company in accordance with this rule 3.5(d) will be without prejudice to the right of the Company to forfeit the Security the subject of the unpaid call.

(c)	In this rule 3.5(d) a proceeding to recover a call or an amount includes a proceeding against a person whom the Company alleges a set-off or counterclaim.

3.7	Payment of calls in advance

(a)	The Board may accept from a member in advance of any call, the whole or part of any amount unpaid on any Security.

(b)

The Board may authorise payment by the Company of interest (in an amount determined by the directors) upon the whole or any part of any sum so accepted from the date of payment until the date on which the sum paid is payable under a call.

(c)	Any sum accepted by the Company in advance of a call is:

(i)	to be treated as a loan to the Company, not as share capital of the Company until the date on which the sum is payable under a call or instalment; and

(ii)	not to be taken into account in determining an entitlement to vote or the amount of any dividend in respect of any Security.

(d)	The Board may repay any sum accepted in advance of a call.

3.8	Notice regarding forfeiture

If any holder does not pay the amount of any call or instalment in respect of any Security when it is due, the directors may give notice to the holder:

(a)	requiring payment of:

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(i)	the unpaid call or instalment;

(ii)	any costs and expenses incurred by the Company as a result of the non-payment of the call or instalment; and

(iii)	interest that has accrued and compounded (on a daily basis) on the amount of the unpaid call or instalment;

(b)	demanding payment of those amounts within 10 Business Days after the date of the notice;

(c)	stating the place where payment is to be made; and

(d)	stating that the Security and any dividend in respect of it not yet paid are liable to be forfeited if payment of the amount demanded is not made in full by the due date set out in the notice.

3.9	Forfeiture

(a)

Subject to the Corporations Act, if payment of the amount demanded is not made in full in accordance with a notice given under rule 3.8, the directors may by resolution forfeit any Security the subject of the notice.

(b)	A forfeiture of any Security under this rule 3.9 includes all dividends, interest and other amounts payable by the Company on the forfeited Security and not actually paid before the forfeiture.

(c)

The Board may accept the surrender of any Security which may be forfeited. If the directors accept the surrender, that Security will be treated as having been forfeited and may be sold, re-issued or otherwise disposed of in the same manner as a forfeited Security.

(d)

If any Security is forfeited, notice of forfeiture will be given to the holder of that Security and the date and details of the forfeiture will be recorded in the Register. Failure to do so will not invalidate the forfeiture.

(e)	Any forfeited Security is the property of the Company and the directors may sell, re-issue or otherwise dispose of any forfeited Security on terms and in such manner as determined by the directors.

(f)	At any time before any forfeited Security is sold or otherwise disposed of, the directors may cancel the forfeiture on terms determined by it.

(g)

On forfeiture of any Security, the holder of that Security ceases to be a holder and ceases to have any right as a holder in respect of that forfeited Security (including in respect of any dividend), but remains liable to pay the Company:

(i)	all amounts payable by the former holder to the Company at the date of forfeiture;

(ii)	any and all costs or expenses incurred by the Company in respect of the forfeiture; and

(iii)

interest to accrue and to compound daily at a rate determined by the directors or, if no such rate is determined, at the Default Rate on those amounts from the date of forfeiture until payment of amounts and accrued interest in full.

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(h)	The liability of a holder continues until:

(i)	the holder pays all those amounts and accrued interest in full; or

(ii)	the Company receives and applies as the net proceeds from the sale or other disposal of the forfeited Security an amount which is equal to or greater than all those amounts and accrued interest.

(i)

The Company may receive the net proceeds from the sale or other disposal of any forfeited Security and execute an instrument of transfer in respect of the forfeited Security. The Company must apply the net proceeds of any sale or other disposal of any forfeited Security in or towards satisfaction of:

(i)	firstly, costs and expenses paid or payable in connection with the enforcement of the forfeiture and the sale or other disposal of that Security; and

(ii)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

(j)	The Company must pay the balance (if any) of the net proceeds of sale or other disposal to the person whose forfeited Security has been sold or otherwise disposed of.

(k)

The purchaser of any forfeited Security is entitled to assume that the proceeds of the sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

(l)

The forfeiture of a Security extinguishes all interest in, and all claims and demands against the Company in respect of, the forfeited Security and all other rights incidental to the Security, subject to this Constitution.

3.10	Cancellation of forfeited Securities

(a)	Subject to the Corporations Act, the Company may, by resolution passed at a general meeting, cancel any forfeited Security.

(b)	The former holder of any such cancelled Security will remain liable for the amount called but unpaid in respect of the cancelled Security.

3.11	Lien on Securities

(a)	The Company has a first and paramount lien:

(i)	on each partly paid Security in respect of any call (including any instalment) due and payable but unpaid;

(ii)	on each Security in respect of any payment which the Company is required by law to pay (and has paid) in respect of the Security; and

(iii)

on each Security acquired under an employee incentive scheme for any money payable to the Company by the holder for the acquisition of the Security, including any loan under an employee incentive scheme.

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(b)

In each case, the lien extends to all dividends from time to time payable in respect of the Securities and to reasonable interest (at such rate as the directors may determine or if the directors do not determine a rate at a rate equal to the Default Rate) and reasonable expenses incurred because the amount is not paid.

(c)	The Company may do all things necessary or appropriate for it to do to protect any lien or other right to which it may be entitled under any law or this Constitution.

(d)

By notice, the directors may discharge or waive, in whole or in part, any lien or declare any Security to be wholly or partly exempt from a lien, but otherwise no act or omission is to be taken as discharging, waiving or otherwise granting an exemption from any lien.

(e)

If any Security is subject to a lien and the Company registers the transfer of any Security subject to a lien without giving notice of the lien to the transferee of the Security, the lien is treated as waived as against the transferee.

3.12	Enforcement of lien

(a)	Subject to the Corporations Act, the Board may sell or otherwise dispose of any Security the subject of a lien, if:

(i)	a sum in respect of which the lien exists is due and payable but is unpaid;

(ii)	the Company has provided notice to the holder:

(A)	setting out the amount due but unpaid;

(B)	demanding payment of that amount; and

(C)	stating that the Security is liable to be sold or otherwise disposed of if payment of that amount is not made within 10 Business Days after the date of the notice; and

(iii)	the amount specified in the notice is not paid in full in accordance with the notice.

(b)	The terms on which and manner by which any Security may be sold or otherwise disposed of are to be determined by the directors.

(c)

Interest accrues and compounds daily at the rate determined by the directors or, if no such rate is determined, at the Default Rate on the amount due but unpaid, costs and expenses incurred in connection with the enforcement of the lien and the sale or other disposal of the Securities.

(d)

The Company may receive the net proceeds of the sale or other disposal of any Security and execute an instrument of transfer in respect of the Security. The Company must apply the net proceeds of the sale or disposal of any Security in or towards satisfaction of:

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(i)	firstly, costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal of that Security; and

(ii)	secondly, all amounts due but unpaid and accrued interest on all those amounts.

(e)

The Company must pay any balance of the net proceeds of sale or other disposal to the person whose Security has been sold or otherwise disposed of. The Company is not required to pay interest on any amount payable under this rule 3.12(e).

(f)

The purchaser of any Security the subject of a lien is entitled to assume that the proceeds of sale or other disposal have been applied in accordance with this Constitution and is not responsible for the application of the purchase money by the Company.

3.13	Continuing liability

If the net proceeds from the sale or other disposal under this rule 3 are less than the sum of:

(a)	the amount due but unpaid in respect of that Security;

(b)	the costs and expenses paid or payable in connection with the enforcement of the lien and the sale or other disposal; and

(c)	interest on those amounts,

(together the Shortfall) the person whose Security has been sold or otherwise disposed of continues to be liable and must pay to the Company an amount equal to the Shortfall together with interest at the Default Rate.

3.14	Member’s indemnity for payment required by law

(a)

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment in respect of a member, a Security held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a Security held by that member, the Company:

(i)	is fully indemnified by that member from that liability;

(ii)	may recover as a debt due from the member the amount of that liability together with interest at the Default Rate from the date of payment by the Company to the date of repayment by the member; and

(iii)	subject to rule 5, may refuse to register a transfer of any Security by that member until the debt has been paid to the Company.

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(b)

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

(c)	The directors may:

(i)	exempt a Security from all or part of this rule 3.14; and

(ii)	waive or compromise all or any part of any payment due to the Company under this rule 3.14.

4	Transfer and transmission of Securities

4.1	Participation in computerised or electronic systems

The Board may do anything it considers necessary or desirable and that is permitted under the Corporations Act and the Listing Rules to facilitate the Company’s participation in any computerised or electronic system established or recognised by the Corporations Act or the Listing Rules for the purposes of facilitating dealings in Securities.

4.2	Form of transfers

(a)

Subject to this Constitution and to any restrictions attached to the Security, a holder may transfer all or any of the holder’s Securities by an instrument of transfer in writing in any usual or common form or in any other form that the directors approve or is otherwise permitted by the Corporations Act.

(b)

If an instrument of transfer under rule 4.2(a) is used to transfer a share and the transferor or transferee is a clearing house or its nominee(s), the instrument of transfer may be executed by hand or by machine imprinted signature or by such other manner of execution as the directors may approve from time to time.

4.3	Registration procedure

(a)

Subject to rules 3.14(a)(iii) and 4.4, upon receipt of a transfer of Securities that complies with rules 4.2 and 4.3, the Company must register the nominated transferee as the holder of the relevant Securities.

(b)	A transfer under rule 4.2(a) must:

(i)

be executed by or on behalf of both the transferor and the transferee (the directors may resolve, either generally or in any particular case, to accept for registration an instrument of transfer that has been executed using a machine imprinted signature);

(ii)	if required by law to be stamped, be duly stamped; and

(iii)

be delivered to the registered address of the Company or the relevant registry for registration together with the certificate (if any) for the Securities to be transferred and, subject to the Listing Rules, any other evidence the directors may require to prove the title of the transferor to the Securities and the transferor’s right to transfer the Securities.

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(c)	The Company must register a paper-based instrument of transfer in registrable form (subject to rule 4.4(a)(iii)) and must do so without charge.

(d)	On registration of a transfer of Securities, the Company must cancel the old certificate (if any) and any duplicate certificate.

4.4	Directors’ power to decline to register transfer

(a)	The directors may decline to register, or prevent registration of, a transfer of Securities where:

(i)	the transfer is not in registrable form;

(ii)	the Company has a lien on any of the Securities the subject of the transfer;

(iii)	the transfer is paper-based and registration of the transfer will result in a holding which is less than a marketable parcel;

(iv)	the registration of the transfer may breach an applicable law or would be in breach of any order of any applicable court;

(v)	the transfer is not permitted under the terms of issue of the Security (including the terms of any employee incentive scheme of the Company); or

(vi)	the Company is otherwise permitted or required to do so under any applicable law, Listing Rules or terms of issue of the Securities.

(b)

If the Company refuses to register a paper-based transfer under rule 4.4(a), it must tell the lodging party in writing of the refusal and the reason for it, within five Business Days after the date on which the transfer was lodged.

4.5	Instruments of transfer retained

(a)	All instruments of transfer that are registered will be retained by the Company for such period as the directors may determine.

(b)	Any instrument of transfer which the directors decline to register will, except in the case of fraud, or alleged fraud, upon demand in writing be returned to the party who delivered it.

4.6	Transmission of Securities on death

(a)	On the death of a holder, the Company will recognise only:

(i)	where the holder was a sole holder, the personal representative of the deceased holder; and

(ii)	where the holder was a joint holder, the surviving joint holder (or holders), as being entitled to the deceased’s interest in Securities of the deceased holder.

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(b)

A person who becomes entitled to a Security upon the death of a holder may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the deceased holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the deceased; or

(ii)	subject to the provisions of this Constitution as to transfers, transfer any Security owned by the deceased to another person.

(c)	A trustee, executor or administrator of the estate of a deceased holder may be registered as the holder of any Security owned by the deceased as trustee, executor or administrator of that estate.

(d)	The death of a holder will not release the estate of that holder from any liability in respect of any Securities.

4.7	Transmission of Securities on bankruptcy

(a)

A person who becomes entitled to a Security on the bankruptcy of a holder may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the bankrupt holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the bankrupt holder; or

(ii)	subject to the provisions of this Constitution as to transfers, transfer any Security owned by the bankrupt holder to another person.

(b)	A trustee or administrator of a person who is bankrupt may be registered as the holder of any Security owned by that person as trustee or administrator of that person’s affairs.

(c)	This rule 4.7 is subject to the Bankruptcy Act 1966 (Cth).

4.8	Transmission of Securities on mental incapacity

(a)

A person who becomes entitled to a Security because a holder is subject to assessment or treatment under any mental health law may, having provided the directors with such evidence as required by the directors to prove that person’s entitlement to the Securities of the that holder:

(i)	by giving a signed notice to the Company, elect to be registered as the holder of any Security owned by the holder; or

(ii)	subject to the provisions of this Constitution as to transfers, by giving a proper instrument of transfer to the Company, transfer any Securities owned by the holder to another person.

(b)

A trustee or administrator of a person who is mentally or physically incapable of managing his or her affairs, may be registered as the holder of any Security owned by that person as trustee or administrator of that person’s affairs.

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5	General meetings

5.1	Annual general meetings

Annual general meetings must be held in accordance with the Corporations Act and the Listing Rules.

5.2	Calling a general meeting

A general meeting may only be called:

(a)	by a directors’ resolution; or

(b)	as otherwise provided in the Corporations Act or the Listing Rules.

5.3	Notice of general meeting

(a)

Notice of a general meeting must be given to the members, directors and the auditor in accordance with the Corporations Act, and while the Company is listed on an Exchange, notice must be given to the Exchange within the time limits prescribed by the Listing Rules.

(b)	The notice must:

(i)	state the date, time and place (or places) of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(ii)	state the general nature of the business to be conducted at the meeting;

(iii)	state any proposed resolutions;

(iv)	contain a statement informing the members of the right to appoint a proxy;

(v)	if there is to be an election of directors, the names of the candidates for election; and

(vi)	any other matters required by the Corporations Act.

(c)	A notice of meeting must be accompanied by a form of proxy which satisfies the requirements of the Corporations Act.

(d)	Unless the Corporations Act provides otherwise:

(i)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(ii)

except with the approval of the directors or the chair, no person may move any amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to such a resolution, a copy of which has been made available to members to inspect or obtain.

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5.4	General meetings at two or more places

(a)

A general meeting may be held in two or more places. If a general meeting is held in two or more places or otherwise in accordance with the Corporations Act, the Company must use technology that gives members a reasonable opportunity to participate at that general meeting.

(b)

If, before or during a general meeting, any technical difficulty occurs which precludes a member from having a reasonable opportunity to participate, the chair may either adjourn the meeting until the technology gives members a reasonable opportunity to participate or continue the meeting (in which case no member may object to the meeting being held or continuing).

5.5	Postponement or cancellation of general meetings

(a)

By resolution of the Board any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Corporations Act or the Listing Rules.

(b)

A general meeting convened under section 249D of the Corporations Act may not be postponed beyond the date by which section 249D of the Corporations Act requires it to be held and may not be cancelled without the consent of the member or members who requested it.

5.6	Notice of change, postponement or cancellation

Notice of cancellation or postponement or change of place of a general meeting must state the reason for cancellation or postponement and be:

(a)	published in a daily newspaper circulating in Australia;

(b)	while the Company is listed on an Exchange, be given to the Exchange or otherwise in accordance with the Listing Rules; or

(c)	subject to the Corporations Act, given in any other manner determined by the directors.

5.7	Omission to give notice relating to general meeting

(a)	Subject to the Corporations Act, no resolution passed at or proceedings of any general meeting will be invalid because of any unintentional omission or error in giving or not giving notice of

(i)	that general meeting;

(ii)	any change of place (or places) of that general meeting;

(iii)	postponement of that general meeting, including the date, time and place (or places) for the resumption of the adjourned meeting; or

(iv)	resumption of that adjourned general meeting.

(b)	A person’s attendance at a general meeting waives any objection that person may have in respect of any unintentional omission or error in the giving of a notice.

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6	Proceedings at general meetings

6.1	Quorum

(a)

No business may be transacted at a general meeting, except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business and remains present throughout the meeting.

(b)	A quorum at a general meeting is 33.3% or more members present in person or by proxy and entitled to vote.

(c)	If a member has appointed more than one proxy and two or more proxies attend a general meeting, only one proxy will be counted for the purposes of determining whether there is a quorum.

(d)	A member placing a direct vote under rule 8.5(a) is not taken into account in determining whether or not there is a quorum at a general meeting.

6.2	Lack of quorum

(a)	If a quorum is not present within 30 minutes after the time appointed for a general meeting (or any longer period of time as the chair may allow) the general meeting:

(i)	if convened by a director or on the request of members, is dissolved; or

(ii)

in any other case, is adjourned to a day, time and place (or places) as the chair determines or if the chair is not present, as the directors at the meeting determine or, if the directors do not so determine, to the same day in the next week at the same time and place (or places) as the adjourned meeting.

(b)	If a quorum is not present within 30 minutes after the time appointed for the resumption of the adjourned general meeting, the general meeting is dissolved.

6.3	Chairing general meetings

(a)	The chair of the Board from time to time will be entitled to chair each general meeting of the Company.

(b)

If the chair is not present within 15 minutes after the time appointed for any general meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that general meeting, the deputy chair of Board meetings (if any) will chair the general meeting, or if there is no deputy chair or if the deputy chair is not present or is unwilling or unable to act, the directors present may elect a director present to chair that general meeting.

(c)

If no director is elected or if all the directors present decline to take the chair for the whole or any part of that general meeting, the members present (whether in person or by proxy) may elect a member present (in person) to chair the whole or any part of that general meeting.

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(d)

A chair of a general meeting may, for any item of business or part of a meeting, vacate the chair in favour of another director who will preside as acting chair. Where an instrument of proxy appoints the chair as proxy for any part of the proceedings for which the acting chair presides, the instrument of proxy will be taken to have been given in favour of the acting chair for the relevant part of the proceedings of the general meeting.

6.4	Admission to and conduct of general meetings

(a)

Subject to the Corporations Act, the chair of each general meeting has charge of the conduct of that meeting, including the procedures to be adopted and the application of those procedures at that meeting.

(b)

The chair of each general meeting may take any action the chair considers necessary to enable that meeting to be carried on in an orderly and proper manner and to ensure the safety of all persons at that meeting and may:

(i)	require any person not to enter or to leave the place (or any place) at which the meeting is to be held, including any person:

(A)	in possession of any thing:

(1)	allowing pictorial or sound recording; or

(2)	that may be used in any demonstration or disruption, including any banner or placard;

(B)	who has a placard or banner;

(C)	who does not permit inspection of any thing in that person’s possession;

(D)	who the chair considers may disrupt that general meeting;

(E)	who behaves or threatens to behave in a dangerous, offensive or disruptive way;

(F)	who, in the opinion of the chairperson, is not complying with the reasonable directions of the chairperson.

(ii)	refuse entry to any person not entitled to receive notice of the meeting.

The chair may delegate the powers conferred by this rule 6.4(b) to any person the chair thinks fit.

(c)

Without prejudice to the application of the Corporations Act, any director and any person (whether or not a member) invited to speak at a general meeting (including by the chair during the general meeting) may speak at the general meeting. No other person may speak at the general meeting.

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(d)

Subject to this Constitution, the chair may require the application of any proceeding that the chair considers necessary to allow proceedings at any meeting to be carried on in an orderly and proper manner, including:

(i)	imposing a limit on the time that a person may speak on any matter and terminating debate or discussion on any matter being considered and requiring the matter to be put to a vote of members;

(ii)	adopting any procedures for casting or recording votes at the meeting whether on a show of hands or a poll (including the appointment of scrutineers); and

(iii)	requiring any person to leave any meeting, and if that person does not leave as required, have that person removed from the meeting.

(e)	A determination by the chair for the purpose of this rule 6.4 binds all members and is final.

6.5	Adjournment

(a)	The chair of a general meeting at which a quorum is present may adjourn the meeting to another date, time and place (or places).

(b)	The chair of a general meeting may at any time during the course of the meeting:

(i)	adjourn the meeting or any business, motion, question or resolution being or to be considered by the meeting to a later time at the same meeting or to an adjourned meeting; and

(ii)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as the chair determines.

(c)

Subject to the Corporations Act and the Constitution, the chair’s rights under rule 6.5(b) are exclusive and, unless the chair requires otherwise, no vote may be taken or demanded by the members about any postponement, adjournment or suspension of proceedings.

(d)	No business may be transacted on the resumption of an adjourned or postponed general meeting other than the business left unfinished at the adjourned general meeting.

(e)	Where a meeting is adjourned, notice of the adjourned meeting must be given to the Exchange, but need not be given to any other person.

6.6	Postponement

Subject to this Constitution, except where the general meeting has been convened by a court, the chair may postpone any general meeting, if at the place (or a place) and the time for that general meeting it appears to the chair that:

(a)	there is insufficient space for the members who wish to attend the meeting; or

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(b)

the postponement of the meeting is necessary because the business of the meeting is unlikely to be capable of being carried on in an orderly and proper manner, including because of the behaviour of any person present.

7	Proxies, attorneys and Representatives

7.1	Appointment of proxy

(a)

Subject to this Constitution, a member who is entitled to attend and to vote at a general meeting of the Company may appoint a person as proxy to attend, speak and vote for that member. The instrument appointing a proxy may restrict the exercise of any power.

(b)	A proxy may be, but does not have to be, a member.

(c)	A proxy is not entitled to vote if the member who has appointed the proxy is present in person at the meeting.

(d)

If a member is entitled to cast two or more votes at a meeting, the member may appoint two proxies. If the member appoints two proxies and the appointment does not specify the proportion or the number of votes each proxy may exercise, each proxy may exercise half the votes.

7.2	Member’s attorney

Subject to this Constitution, a member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of members. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

7.3	Proxy instruments and powers of attorney

(a)

Subject to the Corporations Act and rule 7.4(b), an appointment of a proxy or an attorney must be in writing and be signed by the member appointing the proxy or attorney, or if an appointment of a proxy by the duly authorised attorney of the member, and state:

(i)	the member’s name and address;

(ii)	the Company’s name;

(iii)	the proxy’s name or the name of the office held by the proxy; and

(iv)	the general meeting at which the proxy may be used, or if the appointment is a standing one, a clear statement to that effect.

(b)

Where an instrument appointing a proxy is signed pursuant to a power of attorney, a copy of the power of attorney (certified or notarised by a notary public as a true copy of the original) must be attached to the proxy instrument sent to the Company.

(c)	An instrument appointing a proxy or attorney may direct the way in which the proxy or attorney is to vote on a particular resolution.

(d)	Subject to the Corporations Act, if an instrument contains a direction:

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(i)	the proxy need not vote unless the proxy is the chair of the meeting, in which case the proxy must vote on a poll; and

(ii)	if a proxy votes, the proxy is not entitled to vote on the proposed resolution except as directed in the instrument.

(e)	If an instrument does not contain a direction, the proxy is entitled to vote on the proposed resolution as the proxy considers appropriate.

(f)	If a proxy is appointed to vote on a particular resolution by more than one member, that proxy:

(i)	may vote on a show of hands in the same way if each instrument appointing the proxy directs the proxy to vote in the same way or does not direct the proxy how to vote; and

(ii)	may not vote on a show of hands unless each instrument appointing the proxy and directing the proxy to vote in a particular way directs the proxy to vote in the same way.

7.4	Proxy and attorney instruments to be received by Company

(a)

An instrument purporting to appoint a proxy or attorney is not effective unless it is received, together with any additional documentation, including a copy of the power of attorney (certified or notarised by a notary public as a true copy of the original), by the Company:

(i)	at least 48 hours before the general meeting or, as the case may be, the postponed or adjourned general meeting; or

(ii)

where rule 7.4(d) applies, such shorter period before the time for holding the general meeting or, as the case may be, postponed or adjourned general meeting, as the Company determines in its discretion, at any of the following:

(iii)	the registered office; or

(iv)	a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

(b)

For the purposes of rule 7.4(a), a proxy instrument received at an electronic address specified in the notice of general meeting for the receipt of proxy instruments or otherwise received by the Company in accordance with the Corporations Act is taken to have been signed or executed if the appointment:

(i)	includes or is accompanied by a personal identification code allocated by the Company to the member making the appointment;

(ii)	has been duly authorised by the member in another manner approved by the directors and specified in or with the notice of meeting; or

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(iii)	is otherwise authenticated in accordance with the Corporations Act.

(c)

The Company is entitled to clarify with a member any instruction on an instrument appointing a proxy or attorney which is received by the Company within the period referred to in rule 7.4(a)(i) or 7.4(a)(ii) (as applicable) by written or verbal communication. The Company, at its discretion, is entitled to amend the contents of any instrument appointing a proxy or attorney to reflect any clarification in instruction and the member at that time is taken to have appointed the Company as its attorney for this purpose.

(d)

Where an instrument appointing a proxy or attorney has been received by the Company within the period specified in rule 7.4(a)(i) and the Company considers that the instrument has not been duly executed, the Company, in its discretion, may:

(i)	return the instrument appointing the proxy or attorney to the appointing member; and

(ii)	request that the member duly execute the instrument and return it to the Company within the period determined by the Company under rule 7.4(a)(ii) and notified to the member.

An instrument appointing a proxy or attorney which is received by the Company in accordance with this rule 7.4(d) is taken to have been validly received by the Company.

7.5	Power to demand poll

A proxy or attorney may demand, or join in demanding, a poll.

7.6	Revocation of proxy or attorneys

A member may revoke the appointment of a proxy or attorney appointed by it by notice to the Company stating that the appointment of a proxy or attorney is revoked or by appointing a new proxy or attorney.

7.7	Validity of votes of proxy or attorney

A vote cast by a proxy or attorney will be valid unless not less than 48 hours before the start of a general meeting (or, in the case of an adjourned or postponed general meeting, any lesser time that the directors or the chair of the meeting decide) at which a proxy or attorney votes, the Company receives notice of:

(a)	the member who appointed the proxy or attorney ceasing to be a member;

(b)	the revocation of the instrument appointing the proxy or attorney;

(c)	the appointment of a new proxy or attorney; or

(d)	the revocation of any power of attorney under which the proxy or attorney was appointed.

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7.8	Appointment of Representative

(a)	Subject to this Constitution, if a member is a body corporate, it may appoint a natural person as its Representative to exercise on its behalf any or all of the powers it may exercise:

(i)	at meetings of the members; or

(ii)	at meetings of creditors or debenture holders.

(b)	The appointment of a Representative may be a standing one.

7.9	Authority to act as Representative

(a)	An appointment of a Representative must be in writing and be signed by the body corporate appointing the Representative and state:

(i)	the member’s name and address;

(ii)	the Company’s name;

(iii)	the Representative’s name or the name of the office held by the Representative; and

(iv)	the general meeting at which the Representative may act, or if the appointment is a standing one, a clear statement to that effect.

(b)	The instrument appointing the Representative may restrict the exercise of any power.

7.10	Instrument to be received by the Company

(a)

An instrument purporting to appoint a Representative is not valid unless it is received by the Company at least 48 hours before the general meeting or, in the case of an adjourned meeting, at least 48 hours before the resumption of an adjourned general meeting.

(b)	An instrument appointing a Representative must be received by the Company at any of the following:

(i)	the registered office; or

(ii)	a place, facsimile number or electronic address specified for that purpose in the notice of the general meeting.

7.11	Revocation of appointment of Representative

A member may revoke the appointment of a Representative appointed by it by notice to the Company stating that the appointment of the Representative is revoked or by appointing a new Representative.

7.12	Validity of votes of Representative

A vote cast by a Representative will be valid unless before the start of the general meeting (or, in the case of an adjourned or postponed general meeting, not less than 48 hours before the resumption of the adjourned or postponed general meeting) at which a Representative votes:

(a)	the member who appointed the Representative ceases to be a member; or

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(b)	the Company has received notice of the revocation of the instrument appointing the Representative.

7.13	No liability

The Company is not responsible for ensuring:

(a)	any directions provided in the instrument appointing the proxy or attorney or the way in which a proxy or attorney is to vote on a particular resolution are complied with; and

(b)	that the terms of appointment of a Representative are complied with,

and accordingly is not liable if those directions or terms are not complied with.

8	Voting at general meetings

8.1	Decisions of a general meeting

Except as required by the Corporations Act, questions or resolutions arising for determination at a general meeting will be decided by a majority of votes cast by members present in person or by proxy (excluding any member who abstains from voting).

8.2	Casting vote

If on any ordinary resolution an equal number of votes is cast for and against a resolution, the chair has a casting vote in addition to any vote cast by the chair as a member.

8.3	Membership at a specified time

The Board may determine, for the purposes of a particular meeting of members, that all Securities that are quoted on an Exchange at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made in accordance with the Corporations Act.

8.4	Voting rights

(a)	Subject to this Constitution and the terms on which Securities are issued, at a general meeting:

(i)	on a show of hands:

(A)	if a member has appointed two proxies, neither of those proxies may vote;

(B)	a member who is present and entitled to vote and is also a proxy, attorney or Representative of another member has one vote; and

(C)	subject to rules 8.4(a)(i)(A) and 8.4(a)(i)(B), every individual present who is a member, or a proxy, attorney or Representative of a member, entitled to vote, has one vote; and

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(ii)	on a poll every member entitled to vote who is present in person or by proxy, attorney or Representative or who has submitted a valid direct vote under rule 8.5(a):

(A)	has one vote for every fully paid share held; and

(B)

subject to rule 8.4(a)(iii) and 8.4(e), in respect of each partly paid share held has a fraction of a vote equal to the proportion which the amount paid bears to the total issue price of the share; and

(iii)	unless:

(A)	otherwise provided in the terms on which shares are issued,

in calculating the fraction of a vote which the holder of a partly paid share has, the Company must not count an amount:

(B)	paid in advance of a call; or

(C)	credited on a partly paid share without payment in money or money’s worth being made to the Company.

(b)

A joint holder may vote at a meeting either personally or by proxy, attorney or Representative as if that person was the sole holder. If more than one joint holder tenders a vote in respect of the relevant shares, the vote of the holder named first in the Register who tenders a vote, whether in person or by proxy, attorney or Representative, must be accepted to the exclusion of the votes of the other joint holders.

(c)

Subject to any applicable law, a parent or guardian of a natural person who is a minor may vote at any general meeting in respect of Securities registered in the name of the minor if the parent or the guardian produces evidence required by the directors to demonstrate parenthood or appointment as guardian. Any vote cast by a parent or guardian in respect of any Security registered in the name of the minor that has produced such evidence will be counted and any vote cast by the minor will not be counted.

(d)

A person entitled to the transmission of a Security under rule 4.6, 4.7 or 4.8 may vote at a general meeting in respect of that Security in the same way as if that person were the registered holder of the Security if, at least 48 hours before the meeting (or such shorter time as the directors determines), the directors:

(i)	admitted that person’s right to vote at that meeting in respect of the Security; or

(ii)	were satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

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(e)	A member is not entitled to vote in respect of any Security on which a call or instalment of a call is due and payable but is unpaid.

8.5	Direct voting

(a)

A member who is entitled to attend and vote on a resolution at a general meeting may, where the directors so determine, vote by electronic or other means at that general meeting. Any vote so admitted is referred to as a ‘direct vote’. The directors may, in their absolute discretion, determine the means by which a direct vote may be cast which may include:

(i)	post;

(ii)	facsimile; or

(iii)	other electronic means.

(b)	A direct vote on a resolution at a meeting in respect of a Security cast in accordance with rule 8.5(a) is of no effect and will be disregarded:

(i)	if, at the time of the resolution, the person who cast the direct vote:

(A)	is not entitled to vote on the resolution in respect of the Security; or

(B)	would not be entitled to vote on the resolution in respect of the share if the person were present at the meeting at which the resolution is considered;

(ii)	if, had the vote been cast in person at the meeting at which the resolution is considered:

(A)	the vote would not be valid; or

(B)	the Company would be obliged to disregard the vote; and

(iii)	if the direct vote was cast otherwise than in accordance with any regulations, rules and procedures prescribed by the directors under rule 8.5(a).

(c)

Subject to any rules prescribed by the directors, if the Company receives a valid direct vote on a resolution in accordance with rule 8.5(a) and 8.5(b) and, prior to, after or at the same time as receipt of the direct vote, the Company receives an instrument appointing a proxy, attorney or Representative to vote on behalf of the same member on that resolution, the Company may regard the direct vote as effective in respect of that resolution and disregard any vote cast by the proxy, attorney or Representative on the resolution at the meeting.

(d)

A direct vote by a member is not revoked by the member attending the meeting unless the member instructs the Company (or at the Company’s instruction, the share registry of the Company) prior to the meeting that the member wishes to vote in person on any or all of the resolutions to be put before the meeting, in which case the direct vote by the member is revoked.

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8.6	Proxy vote to be identified

Before a vote is taken the chair must inform the members present whether any proxy votes have been received and, if so, how the proxy votes are to be cast.

8.7	Objection to right to vote

(a)	A challenge or dispute in relation to a right to vote at a general meeting:

(i)	may only be made at that general meeting; and

(ii)	must be determined by the chair.

(b)	A determination made by the chair in relation to a challenge or dispute in relation to a right to vote is binding on all members and is final.

8.8	Voting on resolution

(a)	At any general meeting, a resolution put to a vote must be determined by a show of hands unless a poll is demanded in accordance with this Constitution.

(b)

At any general meeting, unless voting is conducted by way of a poll, a declaration by the chair following a vote on a show of hands that a resolution has either been passed or lost is conclusive evidence of that fact without proof of the number or proportion of votes recorded for or against such resolution.

8.9	Chair may determine to take a poll

The chair of a general meeting may determine that a poll be taken on any resolution.

8.10	Right to demand poll

(a)	A poll may be demanded on any resolution at a general meeting other than the election of a chair or the question of an adjournment.

(b)	A demand for a poll may be made by:

(i)	at least five members entitled to vote on the resolution; or

(ii)	members with at least five percent of the votes that may be cast on the resolution on a poll.

8.11	Procedure for demanding poll

(a)	A poll may be demanded:

(i)	before a vote on a show of hands is taken;

(ii)	before the result of a vote on a show of hands is declared; or

(iii)	immediately after the result of a vote on a show of hands is declared.

(b)	If a poll is demanded, it may be taken in the manner and at the time and place (or places) as the chair directs.

(c)	The demand for a poll may be withdrawn with the chair’s consent.

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(d)	A demand for a poll does not prevent the general meeting continuing for the transaction of any business.

8.12	Minutes

(a)	Within one month after each general meeting, the directors must record or cause to be recorded in the minute book of the Company:

(i)	the proceedings and resolutions of each general meeting;

(ii)	any declarations at each general meeting; and

(iii)	any information in relation to proxy votes which is required by the Corporations Act.

(b)	The minute books must be kept at the registered office.

(c)	Members may inspect the minute books between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

9	Directors

9.1	Number of directors

(a)	The Board may decide the number of directors (not counting alternate directors) but that number must be:

(i)	at least three; and

(ii)	not more than 12,

unless the Company in general meeting resolves otherwise if required under the Corporations Act. The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect. At least two directors must reside ordinarily in Australia.

(b)	The Directors and Secretary in office on the date this Constitution becomes effective, continue in office subject to this Constitution.

9.2	Appointment of directors

(a)	Subject to this Constitution, the Company may by resolution at a general meeting appoint a natural person as a director.

(b)	A director need not hold any Securities in the Company.

(c)

Subject to this Constitution, the directors may by resolution appoint a natural person as a director either as an additional director or to fill a casual vacancy provided the total number of directors do not exceed the maximum number of directors permitted under this Constitution.

(d)

An appointment of a person as a director is not effective unless a signed consent to the appointment is provided by that person to the Company. The appointment of a person as a director will take effect on the later of the date of appointment and the date on which the Company receives the signed consent.

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9.3	Confirmation of appointment

(a)

If a person is appointed as a director by the Board, the Company must confirm the appointment at the next annual general meeting. If the appointment is not confirmed, the person ceases to be a director at the conclusion of the annual general meeting.

9.4	Eligibility

(a)	A person is eligible for election to the office of director at a general meeting only if one or more of the following apply:

(i)	the person is in office as a director immediately before that meeting;

(ii)	the person has been nominated by the Board for election at that meeting; or

(iii)	the person who is suitably qualified and experienced has been nominated by members with at least five percent of the votes that may be cast at any general meeting; but

(b)	in each case, no more than 90 Business Days before the meeting.

9.5	Removal of director

(a)	The Company may remove a director by resolution at a general meeting.

(b)	Subject to the Corporations Act, at least two months’ notice must be given to the Company of the intention to move a resolution to remove a director at a general meeting.

(c)	If notice of intention to move a resolution to remove a director at a general meeting is received by the Company, the director must be given a copy of the notice as soon as practicable.

(d)	The director must be informed that the director may:

(i)	submit a written statement to the Company for circulation to the members before the meeting at which the resolution is put to a vote; and

(ii)	speak to the motion to remove the director at the general meeting at which the resolution is to be put to a vote.

9.6	Cessation of directorship

A person ceases to be a director and the office of director is vacated if the person:

(a)	is removed from office as a director by a resolution of the Company at a general meeting or in accordance with the Corporations Act;

(b)	resigns as a director in accordance with this Constitution;

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(c)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(d)	becomes bankrupt or insolvent or makes any arrangement or composition with his or her creditors generally;

(e)

is convicted on indictment of an offence and the directors do not within one month after that conviction, resolve to confirm the director’s appointment or election (as the case may be) to the office of director;

(f)	dies;

(g)	is disqualified from acting as a director under the Corporations Act;

(h)

is absent from Board meetings for a continuous period of six consecutive months without leave of absence from the directors and a majority of the other directors have not, within 10 Business Days of having been given a notice by the secretary giving details of the absence, resolved that a leave of absence be granted; or

(i)	ceases to be employed and rule 11.2(e) applies.

9.7	Election and retirement of directors

(a)

At each annual general meeting, one-third of the directors are subject to retirement by rotation (or, if the number of directors is not a multiple of three then the number nearest to but not exceeding one-third of the directors must retire from office as directors), provided that no director may retain office for more than three years or past the third annual general meeting following the director’s appointment, whichever is the longer. An election of directors must take place each year.

(b)

The directors to retire by rotation at each annual general meeting must include any director who wishes to retire and does not wish to be re-appointed as a director. Any further director required to retire must be the director who has been in office the longest as director.

(c)

If there are two or more directors that have been in office for an equal amount of time, and an agreement cannot be reached between those directors on who will retire, the director or directors who will retire will be determined in any manner determined by the chair and if the chair is not able and/or willing to act, by the deputy chair (if any).

(d)	A retiring director is eligible for re-appointment.

(e)	The Company may by resolution at an annual general meeting fill an office vacated by a director under this rule 9.7 by electing or re-electing an eligible person to that office.

(f)

The retirement of a director from office and the re-election of a director or the election of any new director will not become effective until the end of the meeting at which the retirement and re-election or election occur.

(g)

If a director required to retire under rules 9.3(a) or 9.7(a) ceases for any reason to be a director between the date of the notice calling the relevant meeting and the date of the meeting, no other director is required to retire at that meeting unless required to do so by the Corporations Act or the Listing Rules.

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9.8	Resignation of directors

A director may resign from the office of director by giving notice of resignation to the Company at its registered office.

9.9	Remuneration of directors

(a)

Subject to the requirements of the Corporations Act, the non-executive directors will be remunerated for their services as directors by an amount or value of remuneration each year (if any) as the compensation committee of the Company determines.

(b)	The remuneration for non-executive directors must be a fixed amount or value and not a commission on or percentage of profits or operating revenue.

(c)

The aggregate maximum amount of remuneration for non-executive directors must not be increased except with the prior approval of the Company in general meeting. Particulars of the amount of the proposed increase and the new maximum amount or value that may be paid to the non-executive directors as a whole must be detailed in the notice convening the meeting.

(d)	The directors may:

(i)

at any time after a director dies or ceases to hold office as a director for any other reason, pay or provide to the director or a legal personal representative, spouse, relative or dependent of the director, in addition to the remuneration of that director under this rule 9.9, a pension or benefit for past services rendered by that director; and

(ii)

cause the Company to enter into a contract with the director or legal personal representative, spouse, relative or dependent of the director to give effect to such a payment or provide for such a benefit.

9.10	Reimbursement of expenses

Directors and alternates are entitled to be reimbursed by the Company for reasonable costs and expenses incurred or to be incurred in connection with attending to the Company’s affairs, including attending and returning from general meetings of the Company or meetings of the directors or committees of the Board.

9.11	Extra services

If a director, with the approval or at the request of the directors, performs extra services or makes any special exertions for the benefit of the Company, the directors may cause that director to be paid out of the funds of the Company such special and additional remuneration as the directors decide is appropriate having regard to the value to the Company of the extra services or special exertions. Any amount paid will not form part of the aggregate remuneration permitted under this Constitution.

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9.12	Pensions and similar benefits

The Board may establish or support, or assist in the establishment or support, of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to or in respect of the directors or former directors and grant pensions or allowances to those persons or their dependents, either by periodic payment or a lump sum.

9.13	Director’s interests

(a)

Any director who has a material personal interest in a contract or proposed contract of the Company, holds any office or owns any property such that the director might have duties or interests which conflict with, or which may conflict, either directly or indirectly, with the director’s duties or interests as a director, must give the directors notice of the interest at a meeting of directors.

(b)	A notice of a material personal interest must set out:

(i)	the nature and extent of the interest; and

(ii)	the relation of the interest to the affairs of the Company.

(c)	The notice must be provided to the directors at a Board meeting as soon as practicable.

(d)	A director who has a material personal interest in a matter that is being considered at a Board meeting must not, except where permitted under the Corporations Act:

(i)	vote on the matter at a meeting; or

(ii)	be present while the matter is being considered at the meeting, and accordingly will not count for the purposes of determining whether there is a quorum.

(e)	Subject to the Corporations Act, no director is disqualified from office due to the fact that such director holds any other office or association:

(i)	with the Company;

(ii)	with any of the Company’s subsidiaries;

(iii)	with any company in which the Company is or becomes a shareholder or otherwise interested; or

(iv)	arising from contracting or arranging with the Company or any other company referred to in rules 9.13(e)(ii) or 9.13(e)(iii), either as vendor, purchaser or otherwise.

(f)

A contract or arrangement entered into by or on behalf of the Company in which a director is in any way interested (including any contract referred to in rule 9.13(e)) is not invalid or voidable merely because the director holds office as a director or because of the fiduciary obligations arising from that office.

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(g)

A director who is interested in any arrangement involving the Company is not liable to account to the Company for any profit realised under the arrangement merely because the director holds office as a director or because of the fiduciary obligations arising from that office, provided that the director complies with the disclosure requirements applicable under rules 9.13(a) and 9.13(b) and under the Corporations Act regarding that interest.

9.14	Powers and duties of directors

(a)	Subject to this Constitution, the Corporations Act, the activities of the Company are to be managed by, or under the direction of, the directors.

(b)

Subject to this Constitution, the Corporations Act, the directors may exercise all rights, powers or capacities of the Company that are not required to be exercised by the Company in a general meeting.

(c)	Without limiting rule 9.14(b), the powers of the directors include the power to:

(i)	borrow or otherwise raise money;

(ii)	mortgage, charge (including in the form of a floating charge) any of the Company’s assets (both present and future); and

(iii)	issue debentures and other Securities.

(d)	The Board may delegate any of its powers to:

(i)	a director;

(ii)	a committee of directors;

(iii)	an employee of the Company; or

(iv)	any other person.

9.15	Negotiable instruments

All negotiable instruments and all receipts for money paid to the Company must be signed, drawn, accepted, endorsed or otherwise executed in such manner as the directors may determine.

9.16	Alternate directors

(a)	A director may, with the approval of a majority of the other directors, appoint a person to be the director’s alternate for such period and on such terms as the director decides.

(b)	The Board may impose conditions on the appointment of an alternate director, including the terms on which the alternate is appointed.

(c)	An alternate director may, but need not be, a member.

(d)	A person may act as an alternate director for more than one director.

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(e)	An alternate is not an agent of the director appointing the alternate.

(f)	The Company is not responsible for ensuring that the terms of appointment of an alternate are complied with and accordingly, is not liable if those terms are not complied with.

(g)

An alternate is not entitled to receive any fee (or other remuneration) from the Company for services performed as an alternate but will be entitled to reimbursement for reasonable costs and expenses incurred in connection with attendance at meetings of the directors.

(h)

If the notice appointing the alternate provides that the alternate is to receive notice of Board meetings, the Company must provide each alternate with notice. By notice to the Company, the director who appointed an alternate may at any time require that the notice of Board meetings cease to be given to the alternate.

(i)	If an appointing director is not present at any meeting of the directors, that director’s alternate director may exercise any powers that the appointing director may exercise.

(j)	An alternate director is entitled, if the appointing director does not attend a meeting of the directors, to attend and vote in place of the appointing director.

(k)	An alternate is entitled to a vote for each director that the alternate represents in addition to any vote the alternate may have as a director in the alternate’s own right.

(l)	A director who appointed an alternate may terminate or suspend the appointment of the alternate at any time by notice to the alternate, the directors and the Company.

(m)	An alternate may terminate the alternate’s appointment at any time by notice to the directors and the Company.

(n)	A termination of appointment does not take effect until the Company has received notice of termination.

(o)	An alternate ceases to be an alternate if the person who appointed that alternate ceases to be a director.

10	Board meetings

10.1	Convening meetings

(a)	A director may at any time convene a Board meeting by notice to the other directors.

(b)	The secretary must, if requested by a director, call a meeting of the directors.

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10.2	Notice of meetings

(a)	Not less than 48 hours’ notice of each Board meeting must be given to the directors and each alternate entitled to receive notice (if any).

(b)	Each notice must state:

(i)	the date, time and place (or places) of the Board meeting;

(ii)	the general nature of the business to be conducted at the Board meeting; and

(iii)	any proposed resolutions.

10.3	Omission to give notice

No resolution passed at or proceedings of any Board meeting will be invalid because of any unintentional omission or error in giving or not giving notice of:

(a)	that Board meeting;

(b)	any change of place (or places) of that Board meeting;

(c)	postponement of that Board meeting; or

(d)	resumption of that adjourned Board meeting.

10.4	Use of technology

(a)	A Board meeting may be convened or held using telephone or other electronic means.

(b)

If a number of directors equal to the quorum is able to hear or to see and to hear each other director contemporaneously using telephone or electronic means, there is a meeting and a quorum is present. The rules relating to meetings of directors apply to each such meeting as determined by the chair of the meeting.

(c)	A director participating at a meeting using technology consented to by all directors is treated as being present in person at the meeting.

(d)	A meeting using technology consented to by all directors is to be taken to be held at the place determined by the chair of the meeting.

(e)	A director may not leave a meeting using technology consented to by all directors unless the chair consents to that director leaving.

(f)

A director is presumed conclusively to have been present and to have formed part of a quorum at all times during a meeting using technology consented to by all directors, unless the chair consents to that director leaving in which case that director will be treated as having been present until that director leaves.

10.5	Quorum at meetings

(a)	No business may be transacted at a meeting of the directors unless a quorum is present at the time the meeting proceeds to business.

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(b)	A quorum at a Board meeting is at least two of the directors present in person. The quorum must be present at all times during the Board meeting.

(c)

If there is a vacancy in the office of a director, the remaining directors may act, provided however if the number of directors is not sufficient to constitute a quorum, they may act only in an emergency or to increase the number of directors to a number sufficient to constitute a quorum or call a general meeting.

10.6	Chair of meetings

(a)	The directors may elect one of their number as chair. The person that has been elected as chair may chair each subsequent Board meeting unless and until the directors determine otherwise.

(b)	The directors may from time to time appoint a deputy chair who in the absence of the chair at a meeting of the directors may exercise all the power and authorities of the chair.

(c)	The election of a chair or deputy chair by the directors must be made by majority vote.

(d)

If the chair is not present within 30 minutes after the time appointed for a Board meeting or if the chair is unwilling or unable to act as chair for the whole or any part of that Board meeting, the deputy chair will act as chair of the meeting or, if the deputy chair is not present or is unwilling or unable to act, the directors present may elect a director present to chair that Board meeting.

10.7	Passing resolutions at meetings

(a)	A resolution of the directors must be passed by a majority of the votes cast by the directors entitled to vote on the resolution (excluding any director who abstains from voting).

(b)	Subject to this Constitution and the Corporations Act, each director present at a Board meeting in person or by alternate has one vote.

10.8	Casting vote

(a)	Subject to rule 10.8(b), if an equal number of votes is cast for and against a resolution, the chair has a casting vote in addition to any vote cast by the chair as a director.

(b)	Where only 2 directors are present or entitled to vote at a meeting of directors and the votes are equal on a proposed resolution:

(i)	the chair of the meeting does not have a second or casting vote; and

(ii)	the proposed resolution is taken as lost.

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10.9	Conduct of meetings

The chair of each Board meeting has charge of the conduct of that meeting, of the procedures to be adopted and the application of those procedures at that meeting.

10.10	Written resolutions

(a)	The Board may pass a resolution without a Board meeting being held if:

(i)	written notice of the resolution has been given to all directors; and

(ii)

all directors entitled to vote on the resolution (excluding any director on an approved leave of absence, any director who disqualifies himself or herself from considering the resolution in question and any director who would be prohibited by the Corporations Act from voting on the resolution in question) assent to a document containing a statement that they are in favour of the resolution set out in the document.

(b)	A director may consent to a written resolution by:

(i)	signing the document containing the resolution (or a copy of that document); or

(ii)	notifying a secretary or chair of the directors of the assent of the director by any technology including by fax or email.

(c)	The resolution is passed when the last director has assented to the document.

(d)	Separate copies of a document may be used for signing by the directors if the wording of the resolution is identical in each copy.

(e)

Where a director signifies assent to a document under rule 10.10(b) other than by signing the document, the director must by way of confirmation sign the document before or at the next meeting of the Board attended by that director. The resolution the subject of a document is not invalid if a director does not comply with this requirement.

(f)

For the purposes of rule 10.10(a), the references to directors include any alternate director appointed by a director who is not available to assent to the document or is otherwise unable to assent to the document within a reasonable time, but do not include any other alternate directors.

10.11	Minutes of meetings

(a)	Within one month after each Board meeting, the directors must record or cause to be recorded in the minute book:

(i)	the proceedings and resolutions of each Board meeting; and

(ii)	all resolutions passed without a Board meeting.

(b)	The minute book must be kept at the registered office of the Company.

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(c)	The directors may inspect the minute book between the hours of 9:00 am and 5:00 pm on any Business Day. No amount may be charged for inspection.

10.12	Committee meetings

(a)	The directors may delegate any powers to a committee of directors.

(b)	A committee to which any powers have been delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)

The provisions of this Constitution applying to meetings and resolutions of directors apply, so far as they can and with any necessary changes, to meetings and resolutions of a committee of directors, except to the extent they are contrary to any direction given under rule 10.12(b).

11	Executive officers

11.1	Secretary

(a)	The Company must have at least one secretary. The Board has the power to appoint a natural person to act as secretary on the terms and for such period as the directors may determine.

(b)	Any secretary appointed may be removed at any time by the directors.

11.2	Provisions applicable to all executive officers

(a)	A reference in this rule 11.2 to an executive officer is a reference to an executive director or secretary appointed under this Constitution.

(b)	Subject to any contract with the Company, the appointment of an executive officer may be for the period, at the remuneration and on the conditions the directors decide.

(c)	The remuneration payable by the Company to an executive officer must not include a commission on, or percentage of, operating revenue.

(d)	The directors may:

(i)	delegate to or give an executive officer any powers, discretions and duties they decide;

(ii)	withdraw, suspend or vary any of the powers, discretions and duties given to an executive officer; and

(iii)	authorise the executive officer to delegate any of the powers, discretions and duties given to the executive officer.

(e)

Unless the directors decide differently, the office of a director who is employed by the Company or by a subsidiary of the Company automatically becomes vacant if the director ceases to be so employed.

(f)	An act done by a person acting as an executive officer is not invalidated by:

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(i)	a defect in the person’s appointment as an executive officer;

(ii)	the person being disqualified to be an executive officer; or

(iii)	the person having vacated office, if the person did not know that circumstance when the act was done.

12	Execution of documents

Without limiting the ways in which the Company can execute documents under the Corporations Act and subject to this Constitution, the Company may execute a document if the document is signed by:

(a)	2 directors; or

(b)	a director and a secretary; or

(c)	any other person or persons authorised by the directors for that purpose.

13	Inspection and access to records

(a)

A person who is not a director does not have the right to inspect any of the board papers, books, records or documents of the Company, except as provided by law, or this Constitution, or as authorised by the directors, or by resolution of the members.

(b)

The Company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after the director ceases to be a director to Board papers, books, records and documents of the Company which relate to the period during which the director or former director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this rule 13.

(c)	The Company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in rules 13(a) and 13(b).

(d)	This rule 13 does not limit any other rights of the directors or former directors.

14	Distributions

14.1	Dividends

(a)	Subject to the Corporations Act and this Constitution, the directors may determine or declare that a dividend (whether interim, final or otherwise) is payable and fix:

(i)	the amount of the dividend;

(ii)	the time for payment; and

(iii)	the method of payment.

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(b)

The Board may rescind a determination to pay a dividend at any time before the dividend is declared, if the directors determine that the Company’s financial position no longer justifies payment of the dividend.

(c)	The Board may pay any dividend required to be paid under the terms of issue of any Security.

(d)	Payment of a dividend does not require confirmation at a general meeting.

(e)	The Board may deduct from any dividend payable to any member any amount presently due but unpaid by that member to the Company.

(f)

The Board will determine the method of payment of a dividend which may include the payment of cash, the issue of Securities or securities of any body corporate, the grant of options or the distribution of assets.

(g)	Interest is not payable on a dividend.

(h)	To the extent permitted by law, the directors may resolve to pay a dividend out of any available account, including the capital of the Company.

14.2	Unpaid calls and other amounts

(a)

Subject to this Constitution and the terms on which Securities (or class of Securities) are issued, the directors may retain the dividends payable on shares in respect of which there are any unpaid calls.

(b)	Subject to rule 14.2(a), the directors may retain from any dividend payable to a member any amount presently payable by the member to the Company and apply the amount retained to the amount owing.

14.3	Manner and method of payment

(a)

The directors may decide the method of payment of any dividend or other amount in respect of a Security. Without limiting any other method of payment which the Company may adopt, a dividend may be paid:

(i)	by cheque sent by post or by courier to the addresses of each member or to an address directed by that member or joint holder, as the case may be;

(ii)

by electronic funds transfer to an account (of a type approved by the directors) nominated by and in the name of each member, and in the case of any joint holder of any share, to the account (of a type approved by the directors) nominated by and in the name of the joint holder whose name appears first in the Register; or

(iii)	in any other manner determined by the directors.

(b)	A cheque sent under rule 14.3(a)(i):

(i)	may be made payable to bearer or to the order of the member to whom it is sent or any other person the member directs; and

(ii)	is sent at the member’s risk.

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(c)	If:

(i)	a member does not have a registered address or the Company believes that a member is not known at the member’s registered address; or

(ii)	the directors determine that dividends will be paid in cash by electronic funds transfer in accordance with rule 14.3(a)(ii) and:

(A)	no account (of a type approved by the directors) is nominated by a member; or

(B)	the electronic funds transfer into a nominated account is rejected or refunded,

the Company may credit the amount payable to an account of the Company (Company Account) to be held until the member claims the amount payable or nominates a valid account into which payment may be made.

(d)	The Company does not hold any money in the Company Account as a trustee and no interest will be paid to the member on monies held in the Company Account unless the directors determine otherwise.

(e)	An amount credited to the Company Account is treated as paid to the member at the time it is credited to the Company Account.

(f)	To the extent permitted by law, if:

(i)	a cheque for an amount payable under rule 14.3(a)(i) is not presented for payment; or

(ii)	an amount is held in the Company Account,

for more than 11 calendar months, the directors may reinvest the amount, after deducting reasonable expenses, into shares in the Company on behalf of, and in the name of, the member concerned. The shares may be acquired on market or by way of new issue at a price the directors accept to be the market price at the time.

(g)

If the Board exercises its power to reinvest under rule 14.3(f) and there are residual amounts remaining, the residual amounts may be retained in the Company Account or donated to a charity on behalf of the member, as the directors decide.

(h)

The Company’s liability to pay the relevant dividend amount in respect of a member to which this rule 14.3 applies, is discharged when shares are issued or transferred to that member in accordance with rule 14.3(f).

(i)	The Board may do anything necessary or desirable (including executing any document) on behalf of the member to effect the reinvestment under rule 14.3(f) or donation under rule 14.3(g).

(j)	The Board may determine other rules to regulate the operation of this rule 14.3 and may delegate their power under this rule to any person.

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14.4	Transfer of assets

(a)

The Board may direct payment of a dividend wholly or partly by the distribution of specific assets (including Securities or securities of any body corporate) to some or all of the members. The Board may determine in respect of the payment of any dividend to allow members to elect to receive the amount of the dividend to which that member is entitled in Securities instead of in cash.

(b)	To give effect to any direction, the directors may do all things that it considers appropriate including:

(i)	fixing the value for distribution of any specific asset or any part of any such asset; or

(ii)	making a cash payment to any member to adjust the value of distributions made to members.

14.5	Record Date

(a)

Subject to the Listing Rules, the directors will determine the date (Record Date) which will be the date on which persons who are members at midnight at the end of that date will be entitled to receive the dividend.

(b)

A transfer of any Security that has not been registered or left with the Company for registration on or before midnight on the Record Date is not effective (as against the Company) to pass any right or entitlement in respect of a dividend payable to holders of Securities as at the Record Date.

14.6	Entitlement to dividends

Subject to the terms on which shares (or any class of shares) are issued, all dividends will be payable equally on all shares, save and except that a partly paid share confers an entitlement on the holder only to that proportion of the dividend that the amount actually paid (not credited as paid) on that share bears to the total amounts paid and payable on the shares.

14.7	Unclaimed dividends

Subject to the Corporations Act and any other applicable law, the directors may apply the amount of unclaimed dividends in investments for the benefit of the Company.

14.8	Capitalisation of profits

(a)	Subject to the Corporations Act, this Constitution and the terms of issue of Securities (or class of Securities), the directors may capitalise any amount:

(i)	forming part of the undivided profits of the Company;

(ii)	representing profits arising from an ascertained accretion to capital or a revaluation of the assets of the Company;

(iii)	arising from the realisation of any assets of the Company; or

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(iv)	otherwise available for distribution as a dividend.

(b)	The directors may resolve that all or any part of any capitalised amount is to be applied in:

(i)	paying up any amount unpaid on any Security;

(ii)	paying up in full unissued Securities to be issued to members as fully paid; or

(iii)	partly paying up any amount unpaid on any Security and paying up in full unissued Securities to be issued as fully paid.

(c)	Each member is entitled to benefit from any such capitalisation on the same basis that that member is entitled to dividends.

14.9	Additional powers

(a)

To give effect to any resolution to reduce the capital of the Company, to satisfy any dividend under rule 14.1(f) or to capitalise any amount under rule 14.8, the directors may do all things that it considers appropriate including:

(i)	disregarding any fractional entitlement to any Security;

(ii)	making a cash payment in respect of any fractional entitlement;

(iii)	fixing the value for distribution of any specific asset or any part of any such asset;

(iv)	making a cash payment to any member to adjust the value of distributions made to members; or

(v)

authorising any person, on behalf of members entitled to receive any specific assets, cash, shares or other Securities (as a result of the distribution or capitalisation) to enter into an agreement with the Company or any other person which provides, as appropriate, for the distribution or issue to those members of shares or other Securities credited as fully paid up or for payment by the Company on their behalf of the amounts (or any part thereof) remaining unpaid on their existing Securities, by applying their respective proportions of the amount resolved to be distributed or capitalised, which agreement will be binding on all members affected.

(b)	Any agreement made under an authority referred to in rule 14.9(a)(v) is effective and binds all members concerned.

(c)

If a distribution, transfer or issue of specific asset, Securities or securities of any body corporate to a particular member or members is in the directors’ discretion considered impracticable or contrary to any law of Australia or anywhere else in the world or would give rise to parcels of securities which do not constitute a marketable parcel, the directors may make a cash payment to those members or allocate the assets or securities to a trustee to be sold on behalf of, and for the benefit of, those members, instead of making the distribution, transfer or issue to those members.

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(d)

If the Company distributes to members (either generally or to specific members) Securities or securities in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the Company as his or her agent to do anything needed to give effect to that distribution, including:

(i)	agreeing to the member becoming a member of that body corporate;

(ii)	agreeing to the member being bound by the constitution of that body corporate; and

(iii)	executing any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that member.

14.10	Reserves

(a)	Subject to this Constitution, the directors may set aside out of the profits of the Company, any provision or reserve as it determines.

(b)	The Board may appropriate to the Company’s profits any amount previously set aside as a provision or reserve.

(c)

Any amount set aside as a provision or reserve does not have to be kept separate from any other asset of the Company and such amount may be used in the Company’s business or as the directors determine.

(d)	The Board may carry forward any part of the profits they consider should not be distributed as dividends or capitalised and need not transfer those profits to a reserve of provision.

14.11	Dividend reinvestment plan

The directors may:

(a)	establish a dividend reinvestment plan on terms they decide, under which:

(i)

the whole or any part of any dividend or interest due to members or holders of any convertible Securities of the Company who participate in the plan on their shares or any class of shares or any convertible Securities; or

(ii)	any other amount payable to members,

may be applied in subscribing for or purchasing securities of the Company; and

(b)	amend, suspend, recommence or terminate a dividend reinvestment plan.

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15	Notices

15.1	General

In this rule 15, a reference to a document includes a notice and a notification by electronic means.

15.2	Notices to holders of Securities

(a)	In addition to any other way allowed by the Corporations Act, a document may be given by the Company to a holder of a Security by being:

(i)	personally delivered;

(ii)	left at the holder’s current address as recorded in the Register or an alternate address nominated by that holder;

(iii)	sent to the holder’s address as recorded in the Register by prepaid ordinary mail or, if the address is outside Australia, by prepaid air mail; or

(iv)

sent by fax, email or other electronic means (including by providing a Uniform Resource Locator link in any document or attachment) to the holder’s current fax number or electronic address nominated by that holder.

(b)	Documents for overseas Security holders must be forwarded by air mail, fax, email or in another way that ensures it will be received quickly.

(c)	A document may be given by the Company to the joint holders of a Security by giving it to the joint holder first named in the Register in respect of the Security.

(d)

A person who by operation of law, transfer or other means whatsoever becomes entitled to a Security is absolutely bound by every document given in accordance with this rule 15 to the person whom that person derives title prior to registration of that person’s title in the Register.

(e)	Where a holder of a Security does not have a registered address or where the Company believes that holder is not known at the holder’s registered address, all notices are taken to be:

(i)	given to the member if the notice is exhibited in the Company’s registered office for a period of 48 hours; and

(ii)	served at the commencement of that period.

15.3	Notices to directors

A document may be given by the Company to a director or alternate director by being:

(a)	personally delivered to him or her;

(b)	left at, or sent by pre-paid ordinary mail to, his or her usual residential or business address, or any other address he or she has supplied to the Company for giving notices; or

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(c)	sent by fax, email or other electronic means to the fax number or electronic address he or she has supplied to the Company for giving notices.

15.4	Notices by directors to the Company

A document may be given by a director or alternate director to the Company by being:

(a)	delivered to the Company’s registered office;

(b)	sent by pre-paid ordinary mail to the Company’s registered office; or

(c)	sent by fax, email or other electronic means to the principal fax number or electronic address at the Company’s registered office.

15.5	Notices by post

(a)

Where a document is sent by post (including air mail), service of the notice is deemed to have occurred by properly addressing, prepaying and posting the document and it is deemed to have been received on the day after the date of its posting.

(b)

A certificate in writing signed by any manager, secretary or other officer of the Company that the envelope containing the document was so addressed, prepaid and posted is conclusive evidence of that fact.

15.6	Notices by fax, email or other electronic means

(a)	A document is given:

(i)	if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee; and

(ii)

if sent by email, when the information system from which the email was sent produces a confirmation of delivery report which indicates that the email has entered the information system of the recipient, unless the sender receives a delivery failure notification, indicating that the email has not been delivered to the information system of the recipient.

(b)

A certificate in writing signed by any manager, secretary or other officer of the Company that the document was sent by fax, email or other electronic means on a particular date is conclusive evidence of that fact.

15.7	After hours service

If a document is given:

(a)	after 5:00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9:00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

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15.8	Electronic signatures

A signature to any notice given by the Company under this rule 15 may be printed or affixed by some mechanical or other means.

16	Indemnity and insurance

16.1	Indemnity

(a)

To the extent permitted by and subject to the Corporations Act and any other applicable law, the Company must indemnify each officer, director and secretary of the Company or subsidiary of the Company in respect of any liability, loss, damage, cost or expense incurred or suffered or to be incurred or suffered by the officer, director or secretary in or arising out of the conduct of any activity of the Company or relevant subsidiary of the Company or the proper performance of any duty of that officer, director or secretary.

(b)	The indemnity in rule 16.1(a):

(i)	is enforceable without the officer, director, or secretary first having to make a payment or incur an expense;

(ii)

is enforceable by the officer, director or secretary notwithstanding that the officer, director or secretary has ceased to be an officer, director or secretary of the Company or relevant subsidiary of the Company; and

(iii)

applies to any liability, loss, damage, cost or expense incurred or suffered or to be incurred or suffered by the officer, director, or secretary whether incurred before or after the date of this Constitution.

16.2	Documenting indemnity

The Company may enter into an agreement containing an indemnity in favour of any officer, director or secretary on such terms as the directors determine.

16.3	Insurance

(a)

To the extent permitted by and subject to the Corporations Act, the Company may pay any premium in respect of a contract of insurance between an insurer and an officer, a director or secretary of the Company or subsidiary of the Company or any person who has been an officer, a director or secretary of the Company or subsidiary of the Company in respect of liability suffered or incurred in or arising out of the conduct of any activity of the Company or relevant subsidiary of the Company and the proper performance by the officer, director or secretary of any duty.

(b)	If the directors determine, the Company may execute a document containing rules under which the Company agrees to pay any premium in relation to such a contract of insurance.

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17	Winding up

17.1	Distribution of surplus on winding up

(a)	Subject to this Constitution and the terms on which Securities (or any class of Securities) are issued, if the Company is wound up, any property that remains after satisfaction of:

(i)	all debts and liabilities of the Company; and

(ii)	the payment of the costs, charges and expenses of winding up,

must be distributed among the members in accordance with their respective rights.

(b)

Any amount that would otherwise be distributable to the holder of a partly paid Security under rule 17.1(a) must be reduced by the amount unpaid on that Security as at the date of distribution. Where the effect of such reduction is to reduce the distribution to a negative amount, the holder must contribute that amount to the Company.

17.2	Dividing property

(a)	If the Company is wound up, whether voluntarily or otherwise, the liquidator may, with the sanction of a special resolution:

(i)	divide amongst the members the whole or any part of the Company’s property; and

(ii)	decide how the division is to be carried out as between the members or classes of members.

(b)

Any division of property under this rule 17.2 need not accord with the legal rights of members and where it does not do so, a member may dissent and exercise the same rights as if the special resolution sanctioning the division was a special resolution passed under section 507 of the Corporations Act.

(c)	A member will not be compelled to accept any shares or other Securities upon a division of property under this rule 17.2 if there is any liability owing in respect of such share or other Security.

18	General

18.1	Currency

An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the Company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

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18.2	Submission to jurisdiction

Each member submits to the non-exclusive jurisdiction of the Supreme Court of the State or Territory in which the Company is taken to be registered for the purposes of the Corporations Act, the Federal Court of Australia and the courts which may hear appeals from those courts.

18.3	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this Constitution which is prohibited in any place is, in that place, ineffective only to the extent of that prohibition.

(b)

Any provision of, or the application of any provision of, this Constitution which is void, illegal or unenforceable in any place does not affect the validity, legality or enforceability of that provision in any other place or of the remaining provisions in that or any other place.

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Schedule

Terms of preference shares

1	In this schedule, Preference Share means a share issued under rule 2.3(a)(ii).

2	Each Preference Share confers on the holder the right to:

(a)	convert the Preference Share into an ordinary share if and on the basis the directors resolve at the time of issue;

(b)

receive a dividend, in priority to any payment of dividend on ordinary shares and any other class of shares as the directors resolve at the time of issue, at the rate or of the amount (which may be fixed or variable) and on the basis (including whether cumulative or not) the directors resolve at the time of issue;

(c)	in addition to the preferential dividend, participate with the ordinary shares in dividends determined by the directors if and on the basis the directors resolve at the time of issue;

(d)

in a winding up or on a reduction of capital, and on redemption in the case of a redeemable Preference Share, payment in priority to ordinary shares and any other class of shares as the directors resolve at the time of issue of:

(i)	the amount of any dividends due but unpaid on the Preference Share at the date of winding up or reduction of capital or, in the case of a redeemable Preference Share, the date of redemption; and

(ii)	any additional amount (which may include the amount paid or agreed to be considered as paid on the Preference Share) that the directors resolve at the time of issue;

(e)	a bonus issue or capitalisation of profits in favour of holders of Preference Shares only, if and to the extent the directors resolve at the time of issue of the Preference Share;

(f)

in addition to the rights pursuant to paragraphs 2(a) to 2(e) of this schedule, participate with the ordinary shares in profits and assets of the Company, including on a winding up, only if and to the extent that the directors resolve at the time of issue;

(g)	receive notices, reports and accounts and to attend and be heard at all meetings of members on the same basis as the holders of ordinary shares; and

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(h)	vote at meetings of members only in the following circumstances:

(i)	on any matter considered at a meeting if, at the date of the meeting, the dividend (or part of a dividend) on the Preference Shares is due and payable but has not been paid;

(ii)	on a proposal to reduce the share capital of the Company (other than in connection with a redemption or buy-back of Preference Shares in accordance with the terms of their issue);

(iii)	on a resolution to approve the terms of a buy-back agreement (other than in connection with a redemption or buy-back of Preference Shares in accordance with the terms of their issue);

(iv)	on a proposal that affects rights attached to the Preference Shares;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the property, business and undertaking of the Company;

(vii)	on any matter considered at a meeting held during the winding up of the Company; and

(viii)	in any other circumstances that the directors resolve at the time of issue,

and is, on a poll on those matters, entitled to the number of votes specified in, or determined in accordance with, the terms of issue for the Preference Share.

3

In the case of a redeemable Preference Share, the Company must if required by the terms of issue for that share, at the time and place for redemption specified in, or determined in accordance with, those terms of issue, redeem that share and, subject to the giving or receiving of a valid redemption notice or other document (if any) required by those terms of issue, pay to or at the direction of the registered holder the amount payable on redemption of that share.

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